Calculation of Filing Fee Tables
S-8
Spok Holdings, Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	1,700,000	$ 10.58	$ 17,986,000.00	0.0001381	$ 2,483.87
Total Offering Amounts:						$ 17,986,000.00		$ 2,483.87
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,483.87
Offering Note
[1]	(1) This Registration Statement registers 1,700,000 additional shares of common stock, par value $0.0001 per share ("Common Stock"), of Spok Holdings, Inc. (the "Registrant") that may be issued to participants pursuant to the Amended and Restated Spok Holdings, Inc. 2020 Equity Incentive Award Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration, which results in an increase in the number of outstanding shares of Common Stock. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the average of the high and the low prices per share of Common Stock as reported on the Nasdaq Global Select Market on July 24, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources